                                                                     Exhibit 10



     Consent of Independent Registered Public Accounting Firm


We consent to the use of our reports dated (a) March 19, 2007, with respect to the 2006 consolidated financial statements of The Lincoln National Life Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of JPF Variable Annuity Separate Account, (c) March 19, 2007, with respect to the 2006 consolidated financial statements of Jefferson-Pilot Life Insurance Company and Subsidiary, (d) April 23, 2007 with respect to the 2006 consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiary (the former depositor), and (e) July 2, 2007 with respect to the 2006 supplemental consolidated financial statements of The Lincoln National Life Insurance Company in Initial Registration Statement (Form N-4 for The Pilot Elite Variable Annuity) pertaining to Lincoln Life Variable Annuity Account JF-I (formerly JPF Variable Annuity Separate Account).


                                                         /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 2, 2007